EXECUTION VERSION AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of September 16, 2020 (the “Effective Date”), is hereby entered into by and between Apyx Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company") and Tara Harris Semb (the “Executive"). WITNESSETH: WHEREAS, the Executive is currently employed by the Company (the “Original Employment Agreement”) pursuant to an Employment Agreement dated as of January 2, 2019 (the “Original Effective Date”). WHEREAS, the Company agrees to continue to employ the Executive and the Executive agrees to continue to be employed by the Company on the terms and conditions set forth herein. NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:  EMPLOYMENT OF EXECUTIVE: The Company hereby employs the Executive and the Executive hereby accepts employment with the Company, in each case pursuant to the terms and conditions of this Agreement.  DUTIES: The Executive shall be the Chief Financial Officer of the Company and shall have the authority, functions, duties, powers and responsibilities normally associated with such position, and such other title, authority, functions, duties, powers and responsibilities as may be assigned to the Executive from time to time by the Chief Executive Officer of the Company (“CEO”) and the Board of Directors of the Company (the “Board”) consistent with the Executive’s position with the Company. Executive shall report to the CEO. The Executive agrees to devote substantially all of her business time and efforts to the performance of her duties, except for customary vacations and reasonable absences due to illness or other incapacity as set forth herein, and to perform all of her duties to the best of her professional ability and comply with such reasonable policies, standards, and regulations of the Company as are from time to time established by the Board. Executive shall have no outside business activities that are competitive with or present a conflict of interest with the Company, or that would conflict or interfere with the performance of her duties hereunder. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit or prevent the Executive from engaging in charitable causes, sitting on the boards of directors of not-for-profit entities, or managing her and her family’s personal finances, so long as such activities do not conflict or interfere with the performance of her duties hereunder. By entering into this Agreement, the Executive represents that she is not a party to any restrictive covenants, or other agreement or understanding that would conflict or interfere with the performance of any of her duties hereunder.  TERM: The term of employment under this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Section 11 hereof (the “Term”). 819466/v3